Exhibit 99.1

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                   ALPINE CAPITAL, L.P.

                                   By: /s/ Robert W. Bruce III
                                       Robert W. Bruce III,
                                       Manager


                                   /s/ Robert W. Bruce III
                                   ROBERT W. BRUCE III


                                   ALGENPAR, INC.

                                   By: /s/ J. Taylor Crandall
                                       J. Taylor Crandall,
                                       President


                                   /s/ J. Taylor Crandall
                                   J. TAYLOR CRANDALL


                                   KEYSTONE, INC.

                                   By: /s/ Kevin G. Levy
                                       Kevin G. Levy,
                                       Vice President



                                   /s/ Kevin G. Levy
                                   Kevin G. Levy,

                                   Attorney-in-Fact for:

                                   ROBERT M. BASS (1)



(1) A Power of Attorney authorizing Kevin G. Levy, et al., to act on behalf of Robert M. Bass previously has been filed with the Securities and Exchange Commission.